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Equitrans Midstream Corporation
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Equitrans Midstream Announces Plan to Recommend Elimination

of Supermajority Vote Requirements

Canonsburg, PA (May 1, 2020) – The Board of Directors of Equitrans Midstream Corporation (NYSE: ETRN), today, issued the following announcement regarding the elimination of supermajority vote requirements:

“Upon the recommendation of our Corporate Governance Committee, and after consideration and deliberation during the past several months, we have unanimously determined to propose at the 2021 annual meeting of shareholders, and recommend that our shareholders approve, amendments to our governing documents to eliminate supermajority vote requirements. The ETRN Board is committed to strong corporate governance. We recognize that supermajority vote requirements are often criticized as impeding director accountability and responsiveness to shareholders and limiting shareholder rights.”

Since ETRN’s separation from EQT Corporation, the Corporate Governance Committee and the ETRN Board, together with ETRN’s management, have engaged in an ongoing review of ETRN’s corporate governance principles, including a review of the supermajority vote requirements adopted by ETRN’s former parent company. The Board’s recommendation to remove the supermajority vote provisions is a result of that ongoing review, and a proposal will be submitted to ETRN shareholders for their consideration at the 2021 annual meeting based on this recommendation.

About Equitrans Midstream Corporation:

Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the non-economic general partner interest and a majority ownership of the limited partner interest in EQM.

Visit Equitrans Midstream Corporation at www.equitransmidstream.com

Cautionary Statement

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include expectations regarding the future elimination of supermajority vote requirements from ETRN’s governing documents. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (SEC), as may be updated by Part II, Item 1A, "Risk Factors," of ETRN’s subsequent Quarterly Reports on Form 10-Q to be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise.

Analyst inquiries:

Nate Tetlow – Vice President, Corporate Development and Investor Relations

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox – Communications and Corporate Affairs

ncox@equitransmidstream.com

Source: Equitrans Midstream Corporation